SCHEDULE 14A INFORMATION

Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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EQUUS TOTAL RETURN, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of the 2016

Annual Meeting of Stockholders

Meeting Date:	June 13, 2016
Meeting Time:	11:00 a.m., EDT
Location:	Jenner & Block LLP 919 Third Avenue New York, NY 10022-3908

Purpose of the Meeting

•	To elect 8 directors, each for a term of one year;
•	To ratify the appointment of BDO USA, LLP as the Fund’s independent auditor for the fiscal year ending December 31, 2016 and authorizing the directors to fix the remuneration thereof;
•	To approve, on a non-binding advisory basis, the compensation paid to the Fund’s named executive officers in 2015;
•	To approve the Fund’s 2016 Equity Incentive Plan; and
•	To transact such other business as may properly come before the annual meeting.

Voting

All holders of record of shares of the Fund’s common stock (NYSE: EQS) at the close of business on May 4, 2016 (the “Record Date”), or their legal proxy holders, are entitled to vote at the meeting and any postponements or adjournments of the meeting.

Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy online, by phone, or by mail. For specific instructions, please refer to the Questions and Answers in this proxy statement and the instructions on the proxy card.

We are distributing this proxy statement and proxy form to stockholders on or about May 9, 2016.

By order of the Board of Directors,

JOHN A. HARDY

Chief Executive Officer

April 29, 2016

Houston, Texas

Important Notice Regarding the Availability of Proxy Materials

for the Fund’s Annual Meeting of Stockholders to be held on June 13, 2016

This proxy statement, proxy card and the Fund’s Annual Report to Stockholders for the fiscal year ended December 31, 2015 are available free of charge at the following website: http://www.equuscap.com/investor_reports.htm or by calling Georgeson, LLC, our proxy solicitor, at (800) 561-3947.

700 LOUISIANA STREET

48TH FLOOR

HOUSTON, TX 77002

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EQUUS TOTAL RETURN, INC.

700 Louisiana Street

48th Floor

Houston, Texas 77002

PROXY STATEMENT

This proxy statement contains information relating to the annual meeting of Equus Total Return, Inc. (“EQS” or the “Fund”). The annual meeting of stockholders (the “Meeting”) or any postponement or adjournment thereof will be held on June 13, 2016, beginning at 11:00 a.m., Eastern Daylight Time, at Jenner & Block LLP, 919 Third Avenue, New York, NY 10022-3908. The Board of Directors (sometimes referred to hereinafter as the “Board”) is sending stockholders this proxy statement to solicit proxies to be voted at the annual meeting. It is being mailed to stockholders on or about May 9, 2016.

ABOUT THE MEETING

What is the purpose of the Meeting?

At the Meeting, stockholders will be asked to elect Fund directors (see Proposal 1), ratify the selection of the Fund’s independent registered public accounting firm (see Proposal 2), approve, on a non-binding advisory basis, compensation paid to the Fund’s named executive officers in 2015 (see Proposal 3), and approve the Fund’s 2016 Equity Incentive Plan (see Proposal 4).

Who is entitled to vote at the Meeting?

If you owned shares of the Fund on the Record Date, you are entitled to receive notice of and to participate in the Meeting. A list of stockholders on the Record Date will be available for inspection at the Fund’s office at 700 Louisiana Street, 48th Floor, Houston, Texas 77002 for ten days before the Meeting.

What are the voting rights of holders of the Fund’s common stock?

You may cast one vote per share of the Fund’s common stock that you held on the Record Date on each proposal considered at the Meeting. These shares are: (a) held directly in your name as the stockholder of record or (b) held for you as the beneficial owner through a stockbroker, bank, or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders of the Fund hold their shares in “street name” through a stockbroker, bank or other nominee rather than directly in their own name. There are some important distinctions in how Fund shares are held.

Stockholder of Record. If your shares are registered directly in your name with the Fund’s transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record; therefore, these proxy materials are being sent directly to you by the Fund. As the stockholder of record, you have the right to vote in person at the Meeting, or to grant your voting proxy directly to the Fund. You may vote online, by phone, or by mail.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” Your broker or nominee, who is considered the stockholder of record with respect to those shares, has forwarded these proxy materials to you. As the beneficial owner, you have the right to provide your broker with instructions on how to vote and are also invited to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting (unless you have a signed proxy from the record holder, as described below). Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares.

Broker Discretionary Voting. New York Stock Exchange (“NYSE”) rules permit a broker member to vote on certain “routine” matters, including the ratification of auditors, without instructions from the beneficial owner of the shares. The election of directors and the non-binding vote concerning compensation of the Fund’s named executive officers in 2015 and approval of the Fund’s 2016 Equity Incentive Plan are considered non-routine; therefore, brokers are not permitted to vote in respect of these matters without instructions from the beneficial owners. If you hold your stock in street name and you do not instruct your broker how to vote in the election of directors and these three proposals described in more detail herein, no votes will be cast on your behalf. Therefore, it is important that you cast your vote if you want it to count in respect of these matters.

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What constitutes a quorum?

A quorum must be present at the Meeting for any business to be conducted. The presence at the Meeting, in person or by proxy, of a majority of the shares of common stock outstanding on the Record Date, or 6,336,823 shares, will constitute a quorum. As of the Record Date, 12,673,646 shares of the Fund’s common stock, representing the same number of votes, were outstanding.

If there are not enough votes for a quorum or to approve a proposal at the Meeting, the stockholders who are represented in person or by proxy may adjourn the Meeting to permit the further solicitation of proxies. The persons named as proxies will vote proxies held by them for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

What are the Board’s recommendations?

The Board recommends a vote “For” the election of the nominated slate of directors (see Proposal 1), “For” the ratification of the appointment of BDO USA, LLP (“BDO”) as the Fund’s independent registered public accounting firm (see Proposal 2), and “For” the approval, on a non-binding advisory basis, of compensation paid to the Fund’s named executive officers in 2015 (see Proposal 3), and “For” the approval of the Fund’s 2016 Equity Incentive Plan (see Proposal 4). Unless you give other instructions in your proxy, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. With respect to any other matter that properly comes before the Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve the proposals?

Election of Directors. A plurality of votes cast at the Meeting at which a quorum is present is required to elect a director. Abstentions will not be counted as votes cast and will have no effect on this proposal. Brokers may not vote uninstructed shares held in street name for this proposal.

Ratification of Public Accounting Firm. The affirmative vote of a majority of all of the votes cast at the Meeting at which a quorum is present is required to ratify the selection of the public accounting firm. Abstentions will not be counted as votes cast and will have no effect on this proposal. Brokers may vote uninstructed shares held in street name for this proposal, and their votes will count as present for quorum purposes.

Non-Binding Advisory Vote Approving Executive Compensation in 2015. The affirmative vote of a majority of all of the votes cast at the Meeting at which a quorum is present is required to approve, on a non-binding advisory basis, compensation paid to the Fund’s named executive officers in 2015. Abstentions will not be counted as votes cast and will have no effect on this proposal. Brokers may not vote uninstructed shares held in street name for this proposal.

Approval of Equity Incentive Plan. The affirmative vote of a majority of all of the votes cast at the Meeting at which a quorum is present is required to approve the Fund’s 2016 Equity Incentive Plan. The approval of the Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Meeting. Abstentions and “broker non-votes” will not be counted as having been voted on the proposal, and therefore will have the same effect as negative votes.

How are votes counted?

In the election of directors, you may vote “For” all of the nominees or your vote may be “Withheld” with respect to one or more of the nominees. If you execute your proxy or provide broker voting instructions without specifying further your preference as to the nominees, your shares will be voted in accordance with the recommendations of the Board. To ratify the selection of the independent auditor, you may vote “For” the ratification, “Against,” or you may “Abstain.” To cast your vote concerning the non-binding approval of compensation paid to the Fund’s executive officers in 2015, or in respect of the Fund’s 2016 Equity Incentive Plan, you may also vote “For” or “Against” each or both of these proposals, or you may “Abstain” from voting in respect of each or both of these proposals. Please refer to the preceding section in considering the effect of abstentions and “broker non-votes” for Proposals 3 and 4.

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Who can attend the Meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Meeting. Each stockholder may be asked to present valid identification. Cameras, recording devices, and other electronic devices will not be permitted at the Meeting.

Please note that if you hold your shares in “street name” (that is, through a broker, bank, or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date.

How can I vote my shares in person at the Meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the Meeting. If you choose to do so, please bring proof of identification. Even if you plan to attend the Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

How can I vote my shares without attending the Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Meeting by granting your voting proxy to the Fund (if you are the stockholder of record) or by providing voting instructions to your broker or nominee (if you hold shares beneficially in street name). You may vote online, by phone, or by mail. Please refer to the enclosed voting instruction card for details.

Can I change my vote after I execute my proxy?

Yes. You may change your proxy instructions at any time prior to the vote at the Meeting. You may accomplish this by granting a new proxy or new broker voting instructions at a later date (which automatically revokes the earlier proxy instructions) or by attending the Meeting and voting in person. Attendance at the Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

What does it mean if I receive more than one notice of the Meeting?

It means your shares are registered differently or are in more than one account. Please grant a voting proxy and/or provide voting instructions for all accounts that you hold.

Where can I find the voting results of the Meeting?

We will publish final results of the Meeting in a Fund Form 8-K within four business days after the day on which the Meeting ended.

Who can I call if I have a question?

If you have any questions about this proxy statement, please call our proxy solicitor, Georgeson, LLC, toll-free at 1-800-561-3947.

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STOCK OWNERSHIP

Who are the largest owners of the Fund’s stock?

Based on a review of filings with the SEC and other records of the Fund, the Fund is aware of two beneficial owners of more than 5% of the outstanding shares of the Fund’s common stock: (i) MVC Capital, Inc.; and (ii) SPQR Capital Holdings S.A., Lansdowne Capital Ltd. and Bertrand des Pallieres.

How much stock do the Fund’s directors and executive officers own?

The following table shows the amount of the Fund’s common stock beneficially owned (unless otherwise indicated) as of April 28, 2016, by (1) any person known to the Fund to be the beneficial owner of more than 5% of the outstanding shares of the Fund’s common stock, (2) each director/director nominee of the Fund, (3) each named executive officer, and (4) all directors/director nominees and executive officers as a group.

The number of shares beneficially owned by each entity, person, director/director nominee, or executive officer is determined under SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual had the right to acquire as of April 28, 2016, or within 60 days after April 28, 2016, through the exercise of any stock option or other right. Unless otherwise indicated, to our knowledge each individual has sole investment and voting power, or shares such powers with his spouse, with respect to the shares set forth in the table.

Name	Sole Voting and Investment Power	Other Beneficial Ownership	Total	Percent of Class Outstanding
Fraser Atkinson	1,889	—	1,889	*
Alessandro Benedetti(1) (2)	—	410,000	410,000	3.24%
Richard F. Bergner	—	—	—	—
Kenneth I. Denos	15,754	—	15,754	*
Henry W. Hankinson	—	—	—	—
John A. Hardy(1)	—	10,000	10,000	*
L’Sheryl D. Hudson(3)	—	—	—	—
Robert L. Knauss	71,670	—	71,670	*
MVC Capital, Inc.(4).	—	4,444,644	4,444,644	35.07%
Bertrand des Pallieres(1) (5)	1,042,017	1,142,675	2,184,692	17.24%
All directors/director nominees and executive officers as a group (9 persons)	1,135,844	1,562,675	2,698,519	21.29%

*	Indicates less than one percent.

(1)	Includes 10,000 shares held directly by Mobiquity Investments Limited and indirectly by Mobiquity Investments Corp. and Versatile Systems Inc. Each individual disclaims beneficial ownership of the securities held directly by Mobiquity Investments Limited and Versatile Systems Inc. and nothing herein shall be construed as an admission that such individual is, for the purpose of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, the beneficial owner of any such securities.
(2)	Also includes 400,000 shares held directly by EB Finance S.A. Mr. Benedetti disclaims beneficial ownership of the securities held directly by EB Finance S.A. and nothing herein shall be construed as an admission that Mr. Benedetti is, for the purpose of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, the beneficial owner of any such securities.
(3)	Ms. Hudson serves as the Fund’s Senior Vice President and Chief Financial Officer. Ms. Hudson is not a director or director nominee of the Fund.
(4)	Includes 4,444,644 shares held directly by MVC Capital, Inc. (“MVC”), a business development company managed and directed by The Tokarz Group Advisers, LLC (“TTGA”), an investment adviser registered pursuant to the Investment Advisers Act of 1940. MVC’s and TTGA’s business address is 287 Bowman Avenue, 2nd Floor, Purchase, New York 10577.
(5)	Includes 1,042,017 shares held directly by Mr. des Pallieres. Also includes 145,833 shares held directly by SPQR Capital Holdings S.A., a Luxembourg societe anonyme in which Mr. des Pallieres is a minority stockholder and serves as a director. Also includes 986,842 shares held directly by Lansdowne Capital S.A., a Luxembourg societe anonyme that is indirectly wholly-owned by Mr. des Pallieres.

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Section 16(a) beneficial ownership compliance

Under the federal securities laws, our directors, executive officers, and any persons beneficially owning more than ten percent of our common stock are required to report their ownership of our common stock and any changes in that ownership to the Fund and the SEC. Specific due dates for these reports have been established by regulation. Based solely upon a review of reports furnished to the Fund and written representations of certain persons that no other reports were required, we believe that all of our directors and executive officers complied during 2015 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”).

AUDIT COMMITTEE REPORT

The Audit Committee is appointed by the Board of Directors to review financial matters concerning the Fund. Each member of the Audit Committee meets the independence requirements established by the Investment Company Act of 1940 (hereafter, the “1940 Act”) and under the applicable listing standards of the New York Stock Exchange. The Audit Committee is responsible for the selection, engagement, compensation, retention and oversight of the Fund’s independent registered public accounting firm. We are also responsible for recommending to the Board of Directors that the Fund’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year.

In making our recommendation that the Fund’s financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2015, we have taken the following steps:

•	We discussed with BDO USA, LLP, the Fund’s independent registered public accounting firm for the year ended December 31, 2015, those matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board, including information regarding the scope and results of the audit. These communications and discussions are intended to assist us in overseeing the financial reporting and disclosure process.

•	We conducted periodic executive sessions with BDO with no members of Equus management present during those discussions. BDO did not identify any material audit issues, questions or discrepancies, other than those previously discussed with management, which were resolved to the satisfaction of all parties.

•	We received and reviewed the written disclosures and the letter from BDO required by the applicable requirements of the Public Company Accounting Oversight Board Rule 3526 regarding BDO’s communications with us concerning independence, and we discussed with BDO its independence from Equus.

•	We determined that there were no former BDO employees who previously participated in the Fund’s audit, engaged in a financial reporting oversight role at Equus.

•	We reviewed, and discussed with Equus management and BDO, the Fund’s audited balance sheet at December 31, 2015, and statements of operations, changes in net assets and cash flows for the year ended December 31, 2015.

Based on the reviews and actions described above, we recommended to the Board of Directors that the Fund’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.

Fraser Atkinson

Robert L. Knauss

Richard F. Bergner

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COMPENSATION OF NAMED EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information about the fiscal year 2015 compensation policy for our named executive officers (“NEOs”). Our Compensation Committee determines the compensation terms for our Chief Executive Officer and the Board determines the fees that may be charged by our Secretary and Chief Compliance Officer for his services. Our Chief Executive Officer determines compensation for all other NEOs. This section explains how compensation decisions were made for our NEOs during the year. The discussion below also addresses the principal elements of our approach to compensation.

Our NEOs are compensated with a view to satisfying two objectives: (i) compensating the Fund’s NEOs appropriately for their contributions to the Fund’s growth, profitability and other goals and objectives; and (ii) linking the interests of the Fund’s NEOs to the long-term interests of the Fund’s equity owners. The compensation terms for our NEOs generally recognize both short-term and long-term success but these compensation arrangements also emphasize rewarding the intermediate and long-term performance of our NEOs, as measured by the Fund’s performance and relative shareholder return.

Most of our compensation arrangements with our NEOs consist primarily of two elements: base salary and possible annual cash bonus. In addition, while certain of our executives participate in a defined contribution retirement plan, we do not have any supplemental retirement benefits and generally do not provide perquisites to our executive officers. Our Chief Executive Officer and Secretary, for example, receive no health, retirement, or other employment-related benefits. Accordingly, we believe that the total level of compensation is critical to maintaining the competitiveness of our compensation arrangements, particularly given the absence of supplemental benefits and plans.

We pay base compensation to our NEOs, which constitutes the bulk of their total remuneration. While the NEOs’ initial base compensation is determined by an assessment of competitive market levels, the factors used in determining changes to base compensation include individual performance, changes in role and/or responsibility and changes in the competitive market environment. The Fund may pay an annual cash bonus that results in cash payments to our NEOs. The amount of the cash bonus is determined by the individual agreements with our NEOs or by our Chief Executive Officer on a discretionary basis. In the case of our Secretary and Chief Compliance Officer or other members of our Board who provide services to the Fund, the Board has determined an hourly rate of $250 for such services. Our Chief Executive Officer is the only NEO with whom we have a compensation agreement. The terms of this agreement are summarized on page 16 of this proxy statement.

In determining the structure of our executive compensation policies and the appropriate levels of incentive opportunities, the Compensation Committee or our Chief Executive Officer, as appropriate, considers whether the policies reward reasonable risk-taking and whether the incentive opportunities achieve the proper balance between the need to reward employees and the need to protect shareholder returns. We believe that the focus on total compensation provides incentives to create long-term value for shareholders while taking thoughtful and prudent risks to grow the Fund.

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Summary Compensation Table

The following table summarizes the total compensation that the Fund paid during the fiscal years ended December 31, 2015 and 2014 to the NEOs, who are the Chief Executive Officer and the Chief Financial Officer, and our other most highly compensated executive officers who received more than $100,000 in annual compensation from the Fund.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) *	Total ($)
John A. Hardy—CEO	2015 2014	200,000 200,000	150,000 22,879	n/a n/a	n/a n/a	n/a n/a	n/a n/a	― ―	350,000 222,879

L’Sheryl D. Hudson—CFO	2015 2014	199,500 175,000	37,771 7,000	n/a n/a	n/a n/a	n/a n/a	n/a n/a	11,864 5,460	249,135 187,460

Kenneth I. Denos— Secretary and CCO	2015 2014	307,063 321,125	n/a n/a	n/a n/a	n/a n/a	n/a n/a	n/a n/a	― ―	307,063 321,125

*	Reflects the Fund’s contributions to vested and unvested defined contribution plans of the NEOs.

Report of the Compensation Committee

As part of our responsibilities, we have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which begins on page 8 of this proxy statement. Based on such review and discussions, we have recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in this proxy statement.

Henry W. Hankinson

Robert L. Knauss

Richard F. Bergner

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GOVERNANCE OF THE FUND

How is the Fund’s management structured?

The Board of Directors changed the Fund’s operations to an internalized management structure on July 1, 2009. This means that, unlike many closed-end funds and business development companies, the Fund directly employs its management team and incurs the costs and expenses associated with Fund operations. There is no outside investment advisory organization providing services to the Fund under a fee-based advisory agreement, or an administrative organization charging the Fund for services rendered.

What are the duties of the Board of Directors?

Leadership Structure. The Board provides overall guidance and supervision with respect to the operations of the Fund and performs the various duties specified for directors of business development companies under the 1940 Act. Among other things, the Board supervises Fund management, the custodial arrangements for portfolio securities, the selection of accountants, fidelity bonding, and transactions with affiliates.

The Board meets in regularly scheduled meetings each year. All Board actions are taken by majority vote unless a higher percentage is required by law or the Fund’s certificate of incorporation or by-laws require that the actions be approved by a majority of the directors who are not “interested persons” (as defined in the 1940 Act) of the Fund—referred to as “independent directors.”

The 1940 Act requires that a majority of the Fund’s directors be independent directors. The Board is currently composed of 8 directors, including 6 independent directors. As discussed below, the Board has established 4 Committees to assist the Board in performing its oversight responsibilities.

The Board has appointed John A. Hardy to serve as the Fund’s Chief Executive Officer. In addition to being the principal executive officer of the Fund, one of the Chief Executive Officer’s roles is to set the agenda of the Board and determine what information is provided to the Board with respect to matters to be acted upon by the Board.

The Board has also appointed Robert L. Knauss as its Chairman. The Chairman presides at all meetings of the Board and leads the Board through its various tasks. The Chairman also acts as a liaison with the Fund’s principal executive officer in carrying out his functions, as well as with the Fund’s Chief Compliance Officer. The Chairman may perform such other functions as may be requested by the Board. The designation of Chairman does not impose on such independent director any duties, obligations or liability that is greater than the duties, obligations or liability imposed on such person as a member of the Board, generally.

The Fund has determined that the Board’s leadership structure is appropriate given the characteristics and circumstances of the Fund, including such items as the business development company requirements, net assets of the Fund, and the committee structure of the Fund.

Risk Oversight. Through the Board’s direct oversight role, and indirectly through its Committees, the Board performs a risk oversight function for the Fund consisting, among other things, of the following activities:

•	General Oversight. The Board meets with representatives of management and key service providers, including the custodian and the independent audit firm of the Fund, to review and discuss the operational activities of the Fund and to provide direction with respect thereto.

•	Compliance Oversight. The Board reviews and approves, as applicable, the compliance procedures of Fund. The Board is informed how the compliance procedures adhere to the operational requirements through its meeting with, and reports received from the Chief Compliance Officer. The Board also discusses the adequacy of internal controls and compliance procedures with the Fund’s Chief Compliance Officer and independent auditors.

•	Investment Oversight. The Board monitors Fund performance during the year through regular performance reports from management with references to appropriate performance measurement indices and the performance of similar funds. The Board receives updates on industry developments and portfolio company matters on a regular basis. The Board also monitors the Fund’s investment practices and reviews the Fund’s investment strategies with management.
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•	Valuation Oversight. The Board has approved the valuation methodologies used in establishing the fair value of the Fund’s assets and monitors the accuracy with which the valuations are carried out. The Board receives regular reports on the use of fair value prices and monitors the effectiveness of the valuation procedures.

What Committees has the Board established?

The Board has four standing committees: an Audit Committee, a Governance and Nominating Committee, a Compensation Committee, and a Committee of Independent Directors.

Who are the current Board members and what are their Committee memberships?

The members of the Board of Directors on the date of this proxy statement and the Board Committees on which they serve are identified in the following table:

Director	Audit Committee	Compensation Committee	Committee of Independent Directors	Governance and Nominating Committee
Robert L. Knauss, Chairman	*	*	Chair	*
Fraser Atkinson	Chair		*
Alessandro Benedetti			*
Richard F. Bergner	*	*	*	Chair
Kenneth I. Denos
Henry W. Hankinson		Chair	*	*
John A. Hardy
Bertrand des Pallieres			*

Audit Committee

The charter of the Audit Committee specifies that the purpose of the Audit Committee is to assist the Board in its oversight of the integrity of:

•	The Fund’s financial statements,

•	The Fund’s compliance with legal and regulatory requirements,

•	The independence and qualifications of the Fund’s independent registered public accounting firm, and

•	The performance of the Fund’s internal audit function and independent registered public accounting firm.

In furtherance of the foregoing purpose, the Audit Committee’s authority and responsibilities include to:

•	Review and oversee the Fund’s annual and quarterly financial statements;

•	Discuss with management and the Fund’s independent auditor, as appropriate, earnings press releases and financial information, as well as financial information and earnings guidance provided to analysts and ratings agencies;

•	Recommend, for shareholder approval, the appointment of the Fund’s independent registered public accounting firm, and oversee the compensation, retention, oversight, and other matters relating to the engagement or discharge of the independent registered public accounting firm;

•	Review with management and the independent auditor, as appropriate, any audit problems or difficulties the auditor encountered in the course of the audit work and management’s responses thereto;
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•	Discuss with management the Fund’s risk assessment and risk management guidelines and policies, including the Fund’s major financial risk exposures and steps taken by management to monitor and control such exposures;

•	Oversee the Fund’s financial controls and reporting processes;

•	Review the Fund’s financial reporting and accounting standards and principles;

•	Review the performance of the Fund’s internal audit function and the performance of the independent registered public accounting firm;

•	Review and investigate any matters pertaining to the integrity of management, including conflicts of interest or adherence to standards of business conduct; and

•	Establish procedures for handling complaints involving accounting, internal accounting controls, and auditing matters.

The charter of the Audit Committee is available on the Fund’s website (www.equuscap.com). The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its duties. The Committee’s meetings include, whenever appropriate, executive sessions with the Fund’s independent registered public accounting firm without the presence of management.

Each member of the Audit Committee is an independent director within the meaning of SEC regulations and the listing standards of the New York Stock Exchange (“NYSE”). Fraser Atkinson, the chair of the Audit Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations and the Board has determined that he has accounting and related financial management expertise within the meaning of the listing standards of the NYSE. The Audit Committee met four times during 2015.

Committee of the Independent Directors

The functions of the Committee of the Independent Directors are to: recommend to the full Board approval of any management, advisory, or administration agreements; recommend to the full Board any underwriting or distribution agreements; review the fidelity bond and premium allocation; review any joint insurance policies and premium allocation; review and monitor the Fund’s compliance with procedures adopted pursuant to certain rules promulgated under the 1940 Act, meet regularly with the Fund’s Chief Compliance Officer; and carry out such other duties as the independent directors shall, from time to time, conclude are necessary in the performance of their duties under the 1940 Act.

The Committee of Independent Directors met at regularly scheduled Board Meetings in executive sessions without any members of management present. Each member of this Committee is an independent director within the meaning of SEC regulations and the listing standards of the NYSE.

Compensation Committee

The Compensation Committee is responsible for reviewing and evaluating the compensation of the Fund’s Chief Executive Officer. In addition, the Compensation Committee periodically reviews independent and interested director compensation and recommends any appropriate changes to the Board. Lastly, the Compensation Committee produces a report on the Fund’s executive compensation practices and policies for inclusion in the Fund’s proxy statement if required by applicable proxy rules and regulations and makes recommendations to the Board on the Fund’s executive compensation practices and policies. The charter of the Compensation Committee is available on the Fund’s website (www.equuscap.com).

Each member of the Compensation Committee is an independent director within the meaning of SEC regulations and the listing standards of the NYSE. This Committee met three times during 2015.

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Governance and Nominating Committee

The Governance and Nominating Committee is responsible for developing and implementing policies and practices relating to corporate governance. The Committee selects individuals for nomination to the Fund’s Board. In addition, the Governance and Nominating Committee develops and reviews background information on candidates for the Board and makes recommendations to the Board regarding such candidates. The Committee also prepares and supervises the Board’s annual review of director independence and the Board’s performance self-evaluation. The charter of the Governance and Nominating Committee is available on the Fund’s website (www.equuscap.com).

All of the members of the Governance and Nominating Committee are independent directors within the meaning of SEC regulations and the listing standards of the NYSE. This Committee met once during 2015.

How does the Board select nominees for the Board?

The Governance and Nominating Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Fund’s Secretary or any member of the Governance and Nominating Committee in writing in care of Equus Total Return, Inc., 700 Louisiana Street, 48th Floor, Houston, TX 77002. To be considered by the Governance and Nominating Committee, stockholder nominations must be submitted before our fiscal year-end and must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve if elected. The Governance and Nominating Committee will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions of the Fund’s by-laws relating to stockholder nominations as described in “Additional Information—Stockholder Proposals for the 2017 Annual Meeting,” below. Nominees for director who are recommended by stockholders will be evaluated in the same manner as any other nominee for director.

Once the Governance and Nominating Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors considered by the Committee. If the Committee determines, in consultation with the other Board members as appropriate, that additional consideration is warranted, it may gather additional information about the prospective nominee’s background and experience. A Committee member will interview a qualified candidate, and a qualified candidate may meet other directors. The Committee then determines, based on the background information and information obtained in interviews, whether to recommend to the Board that a candidate be nominated to the Board.

The Governance and Nominating Committee believes a prospective nominee for director should, at a minimum, satisfy the following standards and qualifications and evaluates prospective nominees accordingly:

•	The ability of the prospective nominee to represent the interests of the stockholders of the Fund;
•	The prospective nominee’s standards of integrity, commitment, and independence of thought and judgment;
•	The prospective nominee’s ability to dedicate sufficient time, energy, and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and
•	The extent to which the prospective nominee contributes to the range of talent, skill, and expertise appropriate for the Board.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, diversity, and the need for Audit Committee expertise.

In considering diversity, the Committee considers diversity of background and experience as well as ethnic and other forms of diversity. The Committee does not, however, have any formal policy regarding diversity in identifying nominees for a directorship, but rather, considers it among the various factors relevant to any particular nominee. After completing the evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

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How does the Board determine which directors are considered independent?

When the Board undertook its annual review of director independence, the Board considered transactions and relationships between each director or any member of his immediate family and the Fund. The Board also examined transactions and relationships between directors or their affiliates and members of the Fund’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that all of the directors nominated for election at the Meeting are independent of the Fund and its management with the exception of John A. Hardy and Kenneth I. Denos. Mr. Hardy is an interested director because he serves as the Fund’s Chief Executive Officer. Mr. Denos is an interested director because he serves as the Fund’s Secretary.

How often did the Board meet during 2015?

During 2015, the Board met six times. Except for Messrs. Benedetti and des Pallieres, each director attended at least 75% of all meetings held by the Board or the committees of the Board on which he served, and six of the directors attended all meetings of the Board and committees on which he served. The Fund does not have a policy about directors’ attendance at the annual meeting of stockholders.

How are directors compensated?

During 2015, each independent director received: (i) $5,000 for each quarter served on the Fund’s Board plus $2,000 for each meeting of the directors attended; (ii) $1,000 for participation in each meeting conducted by telephonic conference; (iii) $1,000 for each committee meeting attended; and (iv) reimbursement for all out-of-pocket expenses relating to attendance at such meetings. The chair of the Audit Committee receives $15,000 annually for his service. An annual fee of $15,000 is paid to the Chairman of the Board.

Interested directors who are not executive officers of the Fund receive director fees for each director meeting attended. Interested directors may serve as directors of portfolio companies and in such capacities may receive and retain directors’ fees and other compensation directly from the portfolio companies.

We may also engage directors to perform various services for the Fund, either on an interim basis or pursuant to a monthly consulting arrangement. In 2015, we paid Fraser Atkinson a fee of $60,000 in lieu of his standard compensation as Chairman of the Audit Committee for additional duties undertaken in connection with the Fund’s review and analysis of its portfolio holdings for the year. Also in 2015, we paid Global Energy Associates, LLC (“GEA”), a consulting firm owned by Henry W. Hankinson, $75,000 pursuant to a consulting agreement with Equus Energy, LLC, in respect of sourcing and reviewing investment opportunities in the energy sector. The agreement with GEA provides for monthly payments of $6,250 in respect of services rendered in connection with the engagement.

In respect of services provided to the Fund by members of the Board not in connection with their roles and duties as directors, the Fund pays a rate of $250 per hour for services rendered. In connection with services rendered by Kenneth I. Denos, Secretary and Chief Compliance Officer of the Fund, the Fund incurred $307,063 in such expenses in 2015.

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Independent/non-officer directors were paid an aggregate of $311,000 and $300,000 as compensation for the years ended December 31, 2015 and 2014, respectively. The following table set forth compensation that the Fund paid to each person who served as a director during 2015:

2015 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Independent Directors
Fraser Atkinson*	96,000	—	96,000
Alessandro Benedetti.	23,000	—	23,000
Richard F. Bergner.	41,000	—	41,000
Gregory J. Flanagan	36,000	—	36,000
Henry W. Hankinson	36,000	—	36,000
Robert L. Knauss	56,000	—	56,000
Bertrand des Pallieres	23,000	—	23,000

Interested Directors
Kenneth I. Denos	10,000	—	10,000
John A. Hardy	—	—	—

*  Mr. Atkinson’s compensation for 2015 includes a payment of $60,000 as Audit Committee Chairman for additional duties undertaken in connection with the Fund’s review and analysis of its portfolio holdings for the year.

Who are the executive officers of the Fund?

The name, address and age of each executive officer, their position, term of office and length of time served with the Fund, along with certain business information, are set forth in the table below.

Name, Address and Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years

John A. Hardy 700 Louisiana Street 48th Floor Houston, Texas 77002 Age: 64	Chief Executive Officer	Indefinite term; Chief Executive Officer since 2011.	Chief Executive Officer of the Fund since June 2011; Executive Chairman of the Fund from June 2010 to June 2011; Director of the Fund since May 2010; Mr. Hardy has had extensive experience in the insurance, finance and banking sectors, as well as mergers and acquisitions and litigation and resolution of multi-jurisdictional disputes practicing as a Barrister from 1978-2002. Mr. Hardy was also an adjunct Professor lecturing in insurance law at the University of British Columbia from 1984-2000.

L’Sheryl D. Hudson 700 Louisiana Street 48th Floor Houston, Texas 77002 Age: 51	Sr. Vice President, CFO, and Treasurer	Indefinite terms; Vice President, CFO, and Treasurer since 2006.	Senior Vice President, Chief Financial Officer, and Treasurer since November 2006; Chief Compliance Officer of the Fund from November 2006 to July 2011. Ms. Hudson served as Associate Director of WestLB Asset Management (US), LLC from 2002 to 2006.

Kenneth I. Denos 700 Louisiana Street 48th Floor Houston, Texas 77002 Age: 48	Director, Secretary, and CCO	Indefinite terms; Secretary since 2010; CCO since 2011; Director since 2008.	Secretary of the Fund since 2010 and a Director of the Fund since 2008. Chief Compliance Officer of the Fund since July 2011. President of Kenneth I. Denos, P.C. since January 2000; CEO of Fuelstream, Inc. (aviation fuel reseller) since September 2015.

There are no arrangements or understandings between any of the executive officers and any other person pursuant to which any of such officers was or is to be selected as an officer.

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Executive Compensation Agreements

During 2010, the Fund entered into a compensation agreement with John A. Hardy, its Chief Executive Officer. The agreement, which remained in effect for 2015, provides for base compensation to Mr. Hardy of $200,000 per annum and an annual bonus based upon achievement of certain criteria, one of which is the disposition of portfolio company investments for cash. The bonus is subject to an annual cap of $150,000, and any bonus earned that exceeds the cap will be carried over into subsequent fiscal years. Since 2010, Mr. Hardy has voluntarily waived his right to $2,183,298 of earned, but unpaid, bonus since the effective date of the agreement. No bonus referable to the amount so waived will be carried over into subsequent fiscal years. If the consulting agreement is terminated without cause, as defined therein, Mr. Hardy will be entitled to receive one year’s base consulting fee, together with all bonuses earned (but not previously waived) up to the date of termination. Mr. Hardy is not entitled to participate in any employee-related benefits, including health, life and disability plans, of the Fund.

Grants of Plan-Based Awards

During 2015, we did not grant any plan-based awards to our executive officers.

Outstanding Equity Awards

As of December 31, 2015, there were no unexercised options, stock that had not vested or equity incentive plan awards for any executive officer of the Fund.

Options Exercised and Stock Vested

During 2015, there were no stock options, SARs or similar instruments exercised by any executive officer of the Fund and there was no vesting of stock, including restricted stock, restricted stock units or similar instruments by any executive officer of the Fund.

Pension Benefits

The Fund does not have any plan that provides for payments or other benefits at, following, or in connection with the retirement of its executive officers.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

During 2015, other than a 401(k) plan for certain employees wherein the Fund provides a match of 3% of employee compensation, the Fund did not have any defined contribution or other plan that provided for the deferral of compensation by any executive officer of the Fund on a basis that was not tax-qualified.

Benefits and Perquisites.

Except for our Chief Executive Officer and Secretary, we provide the opportunity for certain of our named executive officers and other full-time employees to receive certain perquisites and general health and welfare benefits, which consist of life and health insurance benefits, and reimbursement for certain medical expenses.

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PROPOSAL 1—ELECTION OF DIRECTORS

The by-laws of the Fund provide for a minimum of three and a maximum of fifteen directors (a majority of whom must be independent directors). There are eight director nominees (which include six independent director nominees). The Board is not recommending any other director nominees.

The current term of office of all of the Fund’s directors expires at the 2016 annual meeting and upon the election and qualification of their successors in office. The Board proposes that the following nominees be elected for a new term of one year and until their respective successors have been duly elected and qualified or until they resign, die, or are removed from office. Each of the nominees has consented to serve if elected. The Board knows of no reason why any nominee for director would be unable to serve as a director. If at the time of the Meeting any nominee is unable or unwilling to serve as a director of the Fund, the persons named as proxies will vote for a substitute nominee designated by the Board.

Based on a review of the experience, qualifications, attributes and skills of each nominee, including those enumerated in the table below, the Board has determined that each nominee is qualified to serve as a director of the Fund. We invite you to read the summary backgrounds of each of the nominees included in this Proposal section. These qualifications, as well as other qualifications preceding the five-year reporting period in the table below, support the conclusion that each individual should serve as director in light of the Fund’s business and structure.

Nominees for Director

Independent Directors

Name, Address and Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships+ Held by Director or Nominee
Fraser Atkinson 700 Louisiana Street 48th Floor Houston, Texas 77002 Age: 58	Director	Term expires 2016; Director since 2010.	Chairman of GreenPower Motor Company Inc. since February 2011; CFO of Versatile Systems Inc. (“Versatile”) (technology consulting) from February 2003 to December 2013, Corporate Secretary of Versatile from October 2003 and Director from November to January 2014. Mr. Atkinson was involved in both the technology and corporate finance sectors as a partner at KPMG, LLP for over 14 years, having left the firm in September 2002.	None

Alessandro Benedetti 700 Louisiana Street 48th Floor Houston, Texas 77002 Age: 54	Director	Term expires 2016; Director since 2010.	Executive Chairman of the Fund from June 2011 to June 2014. Mr. Benedetti is currently the CEO of SAE Capital Ltd., which he founded in January 2007. He has also been a Director of Attali Investment Partners Ltd. since October 2010 and a Director of SPQR Capital Holdings S.A. since August 2010; Non-executive director of Cadogan Petroleum plc from August 2010 to June 2012; Non-executive director of Versatile Systems Inc. since December 2008. Director of Schwarzfield S.A. since February 2013 and Schwarzfield Services SAGL since October 2013. Director of Asherco LLP since October 2012.	None

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Richard F. Bergner 700 Louisiana Street 48th Floor Houston, Texas 77002 Age: 85	Director	Term expires 2016; Director since 2005.	Practicing attorney in Houston, TX for 54 years. Mr. Bergner’s practice includes corporate, investment, oil & gas, and real estate issues; he has litigated cases in federal and state court.	None

Henry W. Hankinson 4355 Cobb Parkway Suite 501 J Atlanta, Georgia 30339 Age: 74	Director	Term expires 2016; Director since 2005.	Managing Partner and co-founder of Global Business Associates, LLC, a boutique M&A consulting firm in Atlanta, GA. Mr. Hankinson is a former military officer with engineering and MBA degrees. He has held domestic and international senior executive management positions for over 30 years. In 1993 he moved to Moscow as the senior regional executive for Halliburton / Brown & Root (“HBR”) to establish the oil & gas construction market in the Former Soviet Union. In 1997 he moved to Riyadh, as the senior HBR regional Managing Director of Saudi Arabia. In 1999 he was recruited to become the COO and senior American for a large multi-national conglomerate for the Saudi Royal Family. Based in Riyadh, he was responsible for investment acquisitions and portfolio management. During his career, Mr. Hankinson has served as Chairman, CEO, COO, and Director for both small and multi-national private and public companies.	None

Robert L. Knauss P.O. Box 40 5580 FM 1697 Burton, Texas 77835 Age: 85	Director	Term expires 2016; Chairman since 2014; Director since 1991.	Chairman of the Board of Philip Services Corp. (industrial services) from 1998 to 2003, and Chairman of the Board and CEO of Baltic International USA, Inc. from 1995 to 2003. During the past twenty years, Mr. Knauss has served on the Boards of Directors of eight public companies. Mr. Knauss was the former Dean and Distinguished University Professor of University of Houston Law School and was also Dean of Vanderbilt Law School.	None

Bertrand des Pallieres 700 Louisiana Street 48th Floor Houston, Texas 77002 Age: 49	Director	Term expires 2016; Director since 2010.	Director of SPQR Capital Holdings S.A. since August 2010; Non-executive director of Cadogan Petroleum plc since August 2010 and Chief Executive Officer from August 2011 to June 2015; Director of Versatile Systems Inc. since December 2008, Chairman since October 2012, and acting CEO since August 2014; Director of SPQR Capital (Cayman) Ltd since September 2007; Director of SPQR Capital Services Ltd since August 2007; CEO of SPQR Capital LLP, based in London, UK since May 2007; Director of Orco Property Group S.A. from 2011 to 2013; Global Head of Principal Finance and member of the Global Market Leadership Group of Deutsche Bank from 2005 to 2007; from 1992 to 2005, he held various positions at JP Morgan including Global Head of Structured Credit, European Head of Derivatives Structuring and Marketing and Co-head of sales for Europe Middle East and Africa.	None

+	Other directorships are limited to: (i) publicly traded companies in the United States; (ii) companies that are otherwise subject to SEC reporting requirements and (iii) investment companies registered under the 1940 Act.

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Interested Directors (1)

Name, Address and Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships++ Held by Director or Nominee
John A. Hardy 700 Louisiana Street 48th Floor Houston, Texas 77002 Age: 64	Chief Executive Officer and Director	Term expires 2016; Director since 2010.	Chief Executive Officer of the Fund since June 2011; Executive Chairman of the Fund from June 2010 to June 2011; Director of the Fund since May 2010; Mr. Hardy has had extensive experience in the insurance, finance and banking sectors, as well as mergers and acquisitions and litigation and resolution of multi-jurisdictional disputes practicing as a Barrister from 1978-2002. Mr. Hardy was also an adjunct Professor lecturing in insurance law at the University of British Columbia from 1984-2000.	None

Kenneth I. Denos 700 Louisiana Street 48th Floor Houston, Texas 77002 Age: 48	Secretary, Chief Compliance Officer, and Director	Term expires 2016; Director since 2008.	Secretary of the Fund since 2010 and a Director of the Fund since 2008. Chief Compliance Officer of the Fund since July 2011. Deputy Executive Chairman of London Pacific & Partners, Inc. from August 2009 to December 2014. President of the Fund from December 2007 to June 2009; CEO of the Fund from August 2007 to June 2009; Executive Vice President and Secretary of the Fund from June 2005 until August 2007; non-executive director of Start Scientific, Inc. from March 2007 to February 2012; President of Kenneth I. Denos, P.C. since January 2000; CEO of Fuelstream, Inc. (aviation fuel reseller) since September 2015.	Chairman of Fuelstream, Inc.

(1)	Interested directors are “interested persons” (as defined in the 1940 Act).

++	Other directorships are limited to: (i) publicly traded companies in the United States; (ii) companies that are otherwise subject to SEC reporting requirements and (iii) investment companies registered under the 1940 Act.

There are no arrangements or understandings between any of the directors and any other person pursuant to which any of such directors was or is to be selected as a director.

A plurality of votes cast at the Meeting at which a quorum is present is required to elect a director. Abstentions will not be counted as votes cast and will have no effect on this proposal. Brokers may not vote uninstructed shares held in street name for this proposal.

The Board of Directors recommends that each stockholder vote

“For”

each of the Board nominated persons

19

Dollar Range of Equity Securities Beneficially Owned by Current Directors/Director Nominees

Name	Dollar Range of Equity Securities in the Fund(1)	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to be Overseen by Director or Nominee in Family of Investment Companies
Independent Directors
Fraser Atkinson	$0-$10,000	$0-$10,000
Alessandro Benedetti	Over $100,000	Over $100,000
Richard F. Bergner	None	None
Henry W. Hankinson	None	None
Robert L. Knauss	Over $100,000	Over $100,000
Bertrand des Pallieres	Over $100,000	Over $100,000

Interested Directors
Kenneth I. Denos	$10,001-$50,000	$10,001-$50,000
John A. Hardy	None	None

(1)	Based on beneficial ownership as of April 28, 2016.

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PROPOSAL  2—RATIFICATION OF

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Fund’s Audit Committee approved and the Board members unanimously approved and ratified the selection of BDO as the Fund’s independent registered public accounting firm for the fiscal year ending December 31, 2016. BDO has served as the Fund’s independent accounting firm since December 4, 2014.

Audit Fees and All Other Fees

Aggregate fees that BDO billed to the Fund for professional services for the years ended December 31, 2015 and 2014 were as follows:

Services Provided	2015	2014
Audit fees(1)(2)	$329,493	$118,260
Audit-related fees	—	—
Tax	—	—
All other	—	—
Total	$329,493	$118,260

Prior to the appointment of BDO in December 2014, UHY LLP served as the Fund’s independent accounting firm. Aggregate fees that UHY billed to the Fund for professional services for the years ended December 31, 2015 and 2014 were as follows:

Services Provided	2015	2014
Audit fees(1)	$4,262	$175,960
Audit-related fees	—	—
Tax	—	—
All other	—	—
Total	$4,262	$175,960

(1)	Consists of fees for the audit of our annual financial statements, review of quarterly statements, and security counts.

(2)	In addition to fees in respect of the Fund’s operations described above, audit fees for 2015 also consist of fees incurred in connection with the audit of the financial statements of Equus Energy, LLC, a wholly-owned subsidiary of the Fund.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permitted non-audit services (including the fees and terms thereof) to be performed by any independent registered public accounting firm engaged by the Fund. Certain services may not be provided by the independent registered public accounting firm to the Fund without jeopardizing the independent registered public accounting firm’s independence.

The Audit Committee’s procedures require approval of the engagement of the independent registered public accounting firm for each fiscal year and approval of the engagement by a majority of the Fund’s independent directors. The procedures permit the Audit Committee to pre-approve the provisions of types or categories of non-audit services for the Fund on an annual basis at the time of the firm’s engagement and on a project-by-project basis. At the time of the annual engagement of the Fund’s accounting firm, the Audit Committee is to receive a list of the categories of expected services with a description and an estimated budget of fees. In its pre-approving all audit services and permitted non-audit services, the Audit Committee or a delegated member determines that the provision of the service is consistent with, and will not impair, the ongoing independence of the independent registered public accounting firm and sets any limits on fees or other conditions it finds appropriate. Non-audit services may also be approved on a project-by-project basis by the Audit Committee consistent with the same standards for determination and information.

21

The Audit Committee may also designate a member of the Committee to pre-approve non-audit services that have not been pre-approved or changes in non-audit services previously pre-approved. Any actions by the designated member must be ratified by the Audit Committee by the time of its next regularly scheduled meeting. The Fund’s pre-approval procedures are reviewed annually by the Audit Committee and the Fund maintains a record of the decisions made by the Committee pursuant to the procedures.

The affirmative vote of a majority of all of the votes cast at the Meeting at which a quorum is present is required to ratify the selection of BDO. Abstentions will not be counted as votes cast and will have no effect on this proposal. Brokers may vote uninstructed shares held in street name for this proposal, and their votes will count as present for quorum purposes.

THE BOARD RECOMMENDS A VOTE

“FOR”

BDO USA, LLP AS THE FUND’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR FISCAL YEAR 2016

22

PROPOSAL 3—ADVISORY VOTE

ON EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis beginning on page 9 of this proxy statement describes the Fund’s executive compensation policies and the compensation decisions that the Compensation Committee, Board, and our Chief Executive Officer made in 2015 with respect to the compensation of the Fund’s named executive officers. The Board is asking shareholders to cast a non-binding, advisory vote FOR the following resolution:

RESOLVED, that the compensation paid to the Fund’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion included in this proxy statement, is hereby APPROVED.

This proposal, which is sometimes referred to as a “say-on-pay vote,” is provided as required pursuant to Section 14A of the Exchange Act.

As described in the Compensation Discussion and Analysis, the Fund’s executive compensation policies embodies a pay-for-performance philosophy that supports the Fund’s business strategy and aligns the interests of its executives with those of its shareholders, with the objective of attracting, retaining and motivating the best possible executive talent and avoiding risks that would be reasonably likely to have a material adverse effect on the Fund. For these reasons, the Board is asking shareholders to support this proposal. Although the vote the Board is asking you to cast is non-binding, the Compensation Committee and the Board value the views of shareholders and will consider the outcome of the vote when determining future compensation arrangements for the Company’s named executive officers.

The affirmative vote of a majority of all of the votes cast at the Meeting at which a quorum is present is required to approve this proposal. Abstentions will not be counted as votes cast and will have no effect on this proposal. Brokers may not vote uninstructed shares held in street name for this proposal.

THE BOARD RECOMMENDS A VOTE

“FOR”

THE ADVISORY PROPOSAL TO APPROVE

THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

23

PROPOSAL 4—APPROVAL OF THE FUND’S 2016 EQUITY INCENTIVE PLAN

On April 15, 2016, the Board adopted the Fund’s 2016 Equity Incentive Plan (the “Plan”) and recommended that the Fund’s shareholders approve the Plan. If the Plan is approved by our shareholders at the Meeting, the Plan will be effective as of June 13, 2016.

The Plan is intended to promote the interests of the Fund by encouraging officers, employees, and directors of the Fund and its affiliates to acquire or increase their equity interest in the Fund and to provide a means whereby they may develop a proprietary interest in the development and financial success of the Fund, to encourage them to remain with and devote their best efforts to the business of the Fund, thereby advancing the interests of the Fund and our stockholders. The Plan is also intended to enhance the ability of the Fund and its affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Fund.

A majority of the votes cast is required to approve this proposal. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

Summary of Material Features of the Plan

The material features of the Plan are:

•	The maximum number of shares of common stock to be issued under the Plan is 2,534,728 shares;

•	The award of stock options (both incentive and non-qualified options), as well as the award of restricted stock, is permitted;

•	The term of the Plan will expire on June 13, 2026, which is ten years from the date of the Meeting.

Based solely on the closing price of our common stock as reported by the New York Stock Exchange on April 15, 2016, the maximum aggregate market value of the common stock that could potentially be issued under the Plan is approximately $4.1 million. The shares we issue under the Plan will be authorized but unissued shares or shares that we reacquire due to the forfeiture or cancellation of shares underlying awards granted to Plan participants. The shares of common stock underlying any awards under the Plan that are forfeited, cancelled or are otherwise terminated (other than by exercise) are added back to the shares of common stock available for issuance under the Plan.

THE BOARD RECOMMENDS A VOTE

“FOR”

APPROVAL OF THE FUND’S 2016 EQUITY INCENTIVE PLAN

SUMMARY OF THE PLAN

The following is a summary of the key terms of the Plan. The summary does not purport to be a complete description of all provisions of the Plan and is qualified in its entirety by reference to the complete text of the Plan which is attached as an exhibit to this proxy statement.

Plan Administration. The Plan will be administered by the Board of Directors or a committee of the Board comprised solely of individuals who are not considered “interested persons” of the Fund as defined in Section 2(a)(19) of the 1940 Act (the Board or the Committee discharged to administer the Plan is hereafter referred to as the “Plan Administrator”). The Plan Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Plan.

SEC Orders and Limitations on Awards. We will be required, and following approval of the Plan we intend to seek, an exemptive order from the U.S. Securities and Exchange Commission (“SEC”) to enable us to grant awards under the Plan to non-employee directors. Further, we will also require and intend to also seek an exemptive order from the SEC to grant awards consisting of restricted stock. We may also modify certain terms and conditions of the Plan depending upon the requirements of the SEC.

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Eligibility. Persons eligible to participate in the Plan will be those full or part-time officers, employees, and non-employee directors of the Fund and its subsidiaries as selected from time to time by the Plan Administrator in its discretion (sometimes referred to hereinafter as “Participants” or individually as a “Participant”). Approximately 10 individuals are currently eligible to participate in the Plan, which includes 3 officers, one employee who is not an officer, and 6 non-employee directors.

Aggregate Plan Limits. 2,534,728 shares are initially available for issuance under the Plan. The amount of voting securities that would result from the exercise of all options, together with any restricted stock issued pursuant to the Plan, at the time of issuance shall not exceed 25% of our outstanding voting securities, except that if the amount of voting securities that would result from such exercise of all of our outstanding options, together with any restricted stock issued pursuant to the Plan, would exceed 15% of our outstanding voting securities, then the total amount of voting securities that would result from the exercise of all outstanding options, together with any restricted stock issued pursuant to the Plan, at the time of issuance shall not exceed 20% of our outstanding voting securities. Any shares withheld from an award, either to satisfy tax withholding requirements, or pursuant to the delivery of shares of common stock or restricted stock upon the exercise of options, will not be returned to the Plan reserve.

Individual Plan Limits. The maximum award of stock options granted to any one individual will not exceed 1,000,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period, net of any shares canceled or redeemed in connection with any tax withholding. The maximum award of shares of restricted stock issued to any one individual will not exceed 500,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period, net of any shares canceled or redeemed in connection with any tax withholding.

Amendment and Termination. The Board may, without shareholder approval, modify, revise or terminate the Plan at any time and from time to time, subject to the terms of (a) the Order, (b) the Fund’s Certificate of Incorporation and Bylaws, and (c) applicable law. The Board will seek stockholder approval of any action modifying a provision the Plan if it is determined that such stockholder approval is appropriate under the provisions of applicable law, the Fund’s Certificate of Incorporation or Bylaws, or pursuant to an order from the SEC. The Plan will terminate when all shares of the Fund’s common stock reserved for issuance thereunder have been issued and the forfeiture provisions on all restricted stock awards have lapsed, or otherwise by action of the Board.

Stock Options. The Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and (2) options that do not so qualify. Options granted under the Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Fund and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors. The option exercise price of each option will be determined by the Plan Administrator but may not be less than 100% of the fair market value of the common stock on the date of grant, or if required under the Investment Company Act of 1940, as amended (the “1940 Act”), not less than the net asset value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on the New York Stock Exchange on the date of grant.

The term of each option will be fixed by the Plan Administrator and may not exceed ten years from the date of grant. The Plan Administrator will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Plan Administrator. In general, unless otherwise permitted by the Plan Administrator, no option granted under the Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Plan Administrator or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee for at least six months or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered to the Fund by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Plan Administrator may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

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To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a Participant in any one calendar year.

Restricted Stock. Subject to the requirement of obtaining an SEC order, the Plan Administrator is authorized to grant restricted stock awards. A grant of restricted stock is a grant of shares of the Fund’s common stock that, at the time of issuance, are subject to certain forfeiture provisions, and thus are restricted as to transferability until such forfeiture restrictions have lapsed. The restricted stock will be subject to restrictions on transferability and other restrictions as required by the Plan Administrator from time to time. Except to the extent restricted by the Plan Administrator, a Participant granted an award of restricted stock will have all the rights of any other stockholder, including the right to vote the restricted stock and the right to receive dividends. During the restriction period (i.e., prior to the lapse of applicable forfeiture provisions), the restricted stock generally may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the Participant. Except as the Plan Administrator otherwise determines, upon termination of a Participant’s service as a director, officer, and employee of the Fund during the applicable restriction period, restricted stock, for which forfeiture provisions have not lapsed at the time of such termination, shall be forfeited.

Performance Goals. The Plan Administrator may determine, in its discretion, that an award of restricted stock to the Chief Executive Officer or certain of our other most highly compensated officers will be designed to comply with the performance-based exception under Section 162(m) of the Code. In such case, the level of vesting of the award will depend on the attainment of any of the following performance criteria, either alone or in any combination, which may be expressed with respect to the Fund or one or more operating units or groups, as the Plan Administrator may determine: (a) cash flow; (b) cash flow from operations; (c) total earnings; (d) earnings per share, diluted or basic; (e) earnings per share from continuing operations, diluted or basic; (f) earnings before interest and taxes; (g) earnings before interest, taxes, depreciation, and amortization; (h) earnings from operations; (i) net asset turnover; (j) inventory turnover; (k) capital expenditures; (l) net earnings; (m) operating earnings; (n) gross or operating margin; (o) debt; (p) working capital; (q) return on equity; (r) return on net assets; (s) return on total assets; (t) return on capital; (u) return on investment; (v) return on sales; (w) net or gross sales; (x) market share; (y) economic value added; (z) cost of capital; (aa) change in assets; (bb) expense reduction levels; (cc) debt reduction; (dd) productivity; (ee) delivery performance; (ff) safety record; (gg) stock price; and (hh) total stockholder return. Performance goals may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more performance goals. Performance goals may but need not be determinable in conformance with generally accepted accounting principles.

Change of Control Provisions. The Plan provides that, upon the effectiveness of a “change of control” as defined in the Plan, unless otherwise determined by the Plan Administrator at the time an award is made under the Plan, all stock options and shares of restricted stock may vest upon and subject to the closing of the change of control and all outstanding options will be assumed or continued by the successor entity. In addition, in the event an optionee’s employment or other service terminates upon or following a change of control, any then outstanding options (or other award continued or substituted therefor) shall remain exercisable for a period of 6 months following such termination, or, if earlier, the expiration date of such option.

Adjustments for Stock Dividends, Stock Splits, Etc. The Plan requires the Plan Administrator to make appropriate adjustments to the number of shares of common stock that are subject to the Plan, to certain limits in the Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the Plan are responsible for the payment of any federal, state or local taxes that the Fund is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Plan Administrator, Participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Fund to withhold shares of common stock to be issued pursuant to the exercise or vesting. Any such shares, however, will not be added back to the number of shares reserved or otherwise available for issuance under the Plan.

Amendments and Termination. The Board may at any time amend or discontinue the Plan and the Plan Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of the New York Stock Exchange, or by the 1940 Act, any amendments that materially change the terms of the Plan will be subject to approval by our shareholders. Amendments shall also be subject to approval by our shareholders if and to the extent determined by the Plan Administrator to be required by the Code to preserve the qualified status of incentive options.

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Effective Date of the Plan. Although the Board adopted the Plan on April 15, 2016, it will not become effective unless and until it is approved by our shareholders. Awards of incentive options may be granted under the Plan until the date that that is 10 years from the effective date of the Plan. No other awards may be granted under the Plan after the date that is 10 years from the date of stockholder approval. Notwithstanding the foregoing, the Plan shall not be effective with respect to any award to a non-employee director or any award of restricted stock unless the Fund has received an order from the SEC that permits such award.

Federal Income Tax Considerations

The following is a summary of the principal federal income tax consequences of certain transactions under the Plan. It does not describe all federal tax consequences under the Plan, nor does it describe state or local tax consequences. This discussion does not address all aspects of the United States federal income tax consequences of participating in the Plan that may be relevant to Participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the Plan. The tax consequences of awards may vary depending upon the particular circumstances, and it should be noted that the income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after the longer of two years from the date of grant and one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Fund will generally not be entitled to any deduction for federal income tax purposes, except in the case of a disqualifying disposition. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Any gain realized in excess of this amount will generally be considered as capital gain. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above unless, at all times during the period beginning on the option grant date and ending on the day three months before the option was exercised, the optionee remains our employee or an employee of a related corporation (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, gain or loss after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Awards of Restricted Stock. No taxable income is recognized by a recipient of a restricted stock award upon the grant of such award, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture, and we are not allowed a tax deduction for the award on such date. However, a recipient of a restricted stock award under the Plan will incur taxable income based on the fair market value of the Fund’s common stock when the forfeiture provisions on his or her award, or any portion thereof, lapse, and we generally will be allowed a corresponding tax deduction at that time. Such taxable income will generally be recognized as ordinary income. Any gain upon a later disposition of the stock in excess of this amount will generally be considered capital gain.

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The recipient may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income the fair market value of the award on the date of issuance in the year he or she receives the restricted stock award. In such case, we generally will be allowed a corresponding federal income tax deduction at that time. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the forfeiture provisions lapse. However, any gain upon a later disposition of the stock will generally be considered as capital gain. If the shares of common stock subject to such Section 83(b) election are later forfeited, the recipient will not be entitled to any deduction, refund, or loss (other than any amount paid for the stock) for tax purposes.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Fund, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, the Fund’s deduction for certain awards under the Plan may be limited to the extent that the Chief Executive Officer or certain of our other most highly compensated officers receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Plan is structured to allow certain awards to qualify as performance-based compensation.

Code Section 409A. The Plan is intended to be administered in a manner generally consistent with the requirements Section 409A of the Code. If an award is subject to Section 409A (which relates to nonqualified deferred compensation plans), and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties to a participant and to a loss of deduction by us.

The foregoing tax discussion is intended for the general information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Plan. Participants in the Plan should consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the Plan.

Approval Required

The approval of the Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Meeting. Abstentions and “broker non-votes” will not be counted as having been voted on the proposal, and therefore will have the same effect as negative votes.

Recommendation of the Board of Directors

The Board recommends that the shareholders vote FOR the approval of the Fund’s 2016 Equity Incentive Plan.

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OTHER MATTERS

The Board knows of no other matter that is likely to come before the Meeting. However, if any other matter properly comes before the Meeting, the individuals named as proxy holders will vote in accordance with their discretion on such matters.

In the event that sufficient votes in favor of the proposals set forth in the Notice of the Meeting are not received by the time scheduled for the annual meeting, the holders of a majority of the shares of the Fund, present in person or represented by proxy, although not constituting a quorum, may adjourn the Meeting.

ANNUAL AND QUARTERLY REPORTS

A copy of the Fund’s 2015 Annual Report to Stockholders on Form 10-K and copies of the Fund’s quarterly reports on Form 10-Q are available without charge upon request. Please direct your request to Equus Total Return, Inc., Attention: Secretary, 700 Louisiana Street, 48th Floor, Houston, TX 77002, or call our proxy solicitor Georgeson, LLC, toll-free at (800) 561-3947 . Copies also may be requested through the Fund’s website at www.equuscap.com. (Information contained on the Fund’s website is not incorporated into this proxy statement.) Copies are also posted via EDGAR on the SEC’s website at www.sec.gov.

ADDITIONAL INFORMATION

Stockholder Proposals for the 2017 Annual Meeting. Stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2017 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, the Fund’s Secretary must receive stockholder proposals no later than December 31, 2016. Proposals should be sent to the Fund, at 700 Louisiana Street, 48th Floor, Houston, TX 77002, Attention: Secretary. Submission of a stockholder proposal does not guarantee inclusion in the Fund’s proxy statement or form of proxy because certain SEC rules must be met.

In addition, under our by-laws no business may be brought before a stockholder meeting unless it is specified in the notice of the meeting or is otherwise properly brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered an appropriate notice to the Fund’s Secretary. To be properly brought before such a meeting a stockholder must deliver a written notice to the Fund at the address set forth in the following paragraph of the stockholder’s intention to present a proposal (containing certain information specified in the by-laws about the stockholder and the proposed action) not less than 60 nor more than 90 days’ prior to the meeting. However, in the event less than 70 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such notice to be timely must be received not later than the close of business on the fifth day following the day on which such notice is mailed or such public disclosure was made.

Stockholder proposals with respect to Director nominations require written notice of your intent to make such a nomination either by personal delivery or by U.S. mail, postage prepaid, to Kenneth I. Denos, Secretary, Equus Total Return, Inc., 700 Louisiana Street, 48th Floor, Houston, TX 77002, within the time limits described above for delivering a stockholder proposal notice and comply with the information requirements in our by-laws relating to Director nominations by stockholders. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Fund’s proxy statement.

The proxy solicited by the Board of Directors for the 2017 annual meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Fund is provided with notice of such proposal no later than December 31, 2016.

A copy of the full text of the by-law provisions discussed above may be obtained by writing to the Corporate Secretary, 700 Louisiana Street, 48th Floor, Houston, TX 77002 and is included as an exhibit to the Fund’s annual report on Form 10-K for the period ended December 31, 2015 as filed with the SEC via EDGAR on March 30, 2016.

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Communications with the Board. Interested parties who wish to communicate directly with the Board, or specified individual directors may do so by writing to the Board or individual directors in care of the Chairman, Equus Total Return, Inc., 700 Louisiana Street, 48th Floor, Houston, TX 77002. At the direction of the Board, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial or obscene items, will be forwarded. Trivial items will be delivered to the directors at the next scheduled Board meeting. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “Independent Directors,” “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Committee of Independent Directors. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board. Concerns relating to accounting, internal controls, or auditing matters are handled in accordance with procedures established by the Audit Committee with respect to such matters.

Corporate Governance. The Fund is a Delaware corporation subject to the provisions of the Delaware General Corporation Law (“DGCL”). The Fund’s day-to-day operations and requirements as to the place and time, conduct, and voting, at a meeting of stockholders are governed by the Fund’s certificate of incorporation and by-laws, the provisions of the DGCL, the provisions of the 1940 Act and NYSE rules. The Fund has adopted a code of business conduct and ethics applicable to our Directors, officers (including our principal executive officer, principal financial officer and controller) and employees. Our code of business conduct and ethics meets NYSE listing standard requirements and the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. A copy of our certificate of incorporation and by-laws, corporate governance guidelines, and the charters of the Audit, Compensation, and Nominating and Corporate Governance Committees may be obtained by writing to the Secretary, Equus Total Return Inc., 700 Louisiana Street, 48th Floor, Houston, TX 77002. Our code of business conduct and ethics, corporate governance guidelines and committee charters are also available by accessing the Fund’s website at www.equuscap.com. (Information contained on the Fund’s website is not incorporated into this proxy statement.) In the event that the Fund amends or waives any provisions of our code of business conduct and ethics applicable to our principal executive officer, principal financial officer or controller, we intend to disclose the same on the Fund’s website at www.equuscap.com.

Proxy Solicitation Costs. The proxies being solicited hereby are being solicited by Georgeson, LLC on behalf of the Board of Directors of the Fund. The cost of soliciting proxies in the enclosed form will be paid by the Fund and is estimated to cost $50,000. Officers and regular employees of the Fund may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile, or electronic means. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the name of such nominees. We will, upon request, reimburse brokerage firms and others for their responsible expenses in forwarding solicitation material to the beneficial owners of stock.

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EQUUS TOTAL RETURN, INC. 700 LOUISIANA STREET 48TH FLOOR HOUSTON, TX 77002

VOTE BY INTERNET – www.proxy-direct.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-337-3503

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
EQUUS TOTAL RETURN, INC.			For	Withhold	For All	To withhold authority to vote for any individual
			All	All	Except	nominee(s), mark “For All Except” and write the
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE						number(s) of the nominee(s) on the line below
“FOR” THE ELECTION OF DIRECTORS

Vote On Directors			☐	☐	☐

1.	Election of the eight nominees listed below to the Board of Directors:

Nominees:

	01) Fraser Atkinson	05) Henry W. Hankinson
	02) Alessandro Benedetti	06) John A. Hardy
	03) Richard F. Bergner	07) Robert L. Knauss
	04) Kenneth I. Denos	08) Bertrand des Pallieres

Proposals
						For	Against	Abstain
2.	To ratify the selection of BDO USA, LLP as the Fund’s independent registered public accounting firm for the fiscal year ending December 31, 2016.					☐	☐	☐

3.	To approve, in a non-binding vote, the compensation paid to the Fund’s executive officers in 2015, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.					☐	☐	☐

4.	To approve the Fund’s 2016 Equity Incentive Plan.					☐	☐	☐

THE BOARD OF DIRECTORS KNOWS OF NO OTHER MATTER TO COME BEFORE THE MEETING. IF ANY OTHER MATTER IS PROPERLY BROUGHT BEFORE THE MEETING WITH RESPECT TO WHICH THE FUND WAS NOT PROVIDED NOTICE ON OR BEFORE MAY 9, 2016, THE PROXIES WILL HAVE DISCRETION TO VOTE THE PROXY ON SUCH MATTER IN ACCORDANCE WITH THEIR BEST JUDGMENT.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

	Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at http://www.equuscap.com/investor_reports.htm.

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EQUUS II

EQUUS TOTAL RETURN, INC.

700 Louisiana Street, 48th Floor, Houston, TX 77002

This Proxy is Solicited by the Board of Directors of Equus Total Return, Inc. (the “Fund”)

for the Annual Meeting of Stockholders on June 13, 2016

The undersigned hereby constitutes and appoints John A. Hardy and Fraser Atkinson, and each or any of them, as proxies, with full power of substitution and revocation, the true and lawful attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of the Fund to be held on June 13, 2016, at 11:00 a.m. EDT, at Jenner & Block LLP, 919 Third Avenue, New York, NY 10022-3908 and any adjournment or postponement thereof (the “Annual Meeting”) and to vote the shares of Common Stock, $.001 par value per share, of the Fund (“Shares”), standing in the name of the undersigned on the books of the Fund on May 4, 2016, the record date for the Annual Meeting, with all powers the undersigned would possess if personally present at the Annual Meeting.

The undersigned hereby acknowledges previous receipt of the Notice of Internet Availability of Proxy Materials, setting forth information on how to access the Notice of Annual Meeting of Stockholders and the Proxy Statement on the Internet, and hereby revokes any proxy or proxies heretofore given by the undersigned.

If you have not voted via the Internet or by telephone,

please sign, date and return promptly in the enclosed envelope.

Continued and to be signed on the reverse side

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